                                                                     EXHIBIT 1.1


                             RE INVESTMENTS III, LLC
                                      UP TO
                                  $100,000,000
                  (UNITS OF LIMITED LIABILITY COMPANY INTEREST)
                            DEALER MANAGER AGREEMENT
                                  MAY __, 2003


VESTIN CAPITAL, INC.
2901 EL CAMINO AVENUE, SUITE 207
LAS VEGAS, NEVADA 89102

LADIES AND GENTLEMEN:

Vestin Mortgage, Inc., a Nevada corporation, as the Manager (the "MANAGER") of RE Investments III, LLC, a Nevada limited liability company (the "COMPANY"), proposes that the Company issue and sell up to $100,000,000 aggregate principal amount of units of limited liability company interest ("UNITS") in the Company. Such Units are to be sold for cash for $10.00 each; the minimum purchase by any one person shall be 200 Units (except as otherwise indicated in the Prospectus or in any letter or memorandum from the Manager to you). Terms not defined herein shall have the same meaning as in the Prospectus. In connection therewith, the Company and the Manager hereby enter into this Dealer Manager Agreement ("AGREEMENT") with you (the "DEALER MANAGER") as follows:

1.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Dealer Manager and each dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement in the form attached to this Agreement as Exhibit A (said dealers being hereinafter called the "DEALERS") that:

      1.1 A Registration Statement of the Company has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the applicable rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "SEC"), covering the 10,000,000 Units. Said Registration Statement, which includes a preliminary prospectus, was filed with the SEC on or about May 2, 2003. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager. (The Registration Statement and Prospectus, as finally amended and revised, are respectively hereinafter referred to as the "REGISTRATION STATEMENT" and the "PROSPECTUS."

      1.2 The Company has been duly and validly organized and formed as a limited liability company under the Nevada Revised Statutes with the power and authority to conduct its business as described in the Prospectus.


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      1.3 The Registration Statement and Prospectus comply in all material respects with the Securities Act and the Rule and Regulations and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager or any Dealer in writing to the Company specifically for inclusion therein.

      1.4 The Company intends to use the funds received from the sale of the Units as set forth in the Prospectus.

      1.5 No consent, approval, authorization or other order of any governmental authority, including the Nevada Financial Institutions Division, is required in connection with the execution or delivery by the Company of this Agreement, the issuance and sale by the Company of the Units, or the conduct by the Company of its business as described in the Prospectus, except such as may be required under the Securities Act or applicable state securities laws.

      1.6 Except as set forth on the Disclosure Schedule, there are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company or its Manager, at law or equity or before or by any federal or state commission, regulatory body or administration agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

      1.7 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under the Company's Articles of Organization, Operating Agreement, or any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, or the Manager, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

      1.8 The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

      1.9 At time of issuance of the Units, the Units will have been duly authorized and validly issued, and upon payment therefore, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

      1.10 The respective financial statements contained in the Registration Statement and the Prospectus fairly present the financial condition of the Company and Manager and the results


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of their respective operations as of the dates and for the periods therein specified; and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and the accountants who have certified certain of such financial statements are independent public accountants as required by the Securities Act and the Rules and Regulations.

2.    COVENANTS OF THE COMPANY

      The Company covenants and agrees with the Dealer Manager that:

      2.1 It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Units of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) other printed sales literature or other materials which have been approved for use by the Company and all appropriate regulatory agencies.

      2.2 It will furnish such proper information and execute and file such documents as may be necessary for the Company to register or qualify the Units for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such filings as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such registration or qualification.

      2.3 It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) file for review and use its best efforts to obtain approval by the NASD Corporate Financing Department of the offering under Rule 2810 of the NASD Conduct Rules and applicable Guidelines; (c) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (d) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and
(e) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

      2.4 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.


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3.    OBLIGATIONS AND COMPENSATION OF DEALER MANAGER

      3.1 The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to a maximum of 100,000,000 Units through Dealers, all of whom shall be members of the NASD. The Dealer Manager may also sell Units for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Units on said terms and conditions. The Dealer Manager represents to the Company that it is a member of the NASD and that it and its employees and representatives have all required licenses and registrations to act under this Agreement. It is understood and agreed that there is no firm commitment on the part of the Dealer Manager to purchase any of the Units.

      The Dealer Manager agrees to be bound by the terms of the Bank Escrow Agreement executed as of May __, 2003 ("ESCROW AGREEMENT") by US Bank ("BANK"), as escrow agent, the Dealer Manager and the Company, a signed copy of which the Dealer Manager acknowledges has been furnished to it by the Manager, and a conformed copy of which is attached to this Agreement and incorporated herein by this reference.

      3.2 Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Units for cash to the public in jurisdictions in which the Units are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Units upon request of the Company at any time and will resume offering the Units upon subsequent request of the Company.

      3.3 The Manager will pay the Dealer Manager a fee equal to 2.0% of the aggregate gross proceeds generated from the sale of Units by the Dealer Manager or Selected Dealer. In addition, the Manager will reimburse the Dealer Manager for any commissions paid by the Dealer Manager to selected dealers pursuant to
Section IV of the Selected Dealers Agreement. The Manager will reimburse the Dealer Manager for selling expenses reasonably incurred and accounted for in connection with the sale of the Units, provided that in no event shall such reimbursement exceed the lesser of $1,000,000 or 5% of the aggregate gross proceeds derived from the sale of Units. Without in any way limiting the foregoing, no commissions, Dealer Manager Fee or expense reimbursement will be paid to the Dealer Manager or any Dealer in excess of the maximum permitted by NASD Rules of Conduct and applicable Guidelines pertaining to sales compensation in offerings of this kind. Notwithstanding the foregoing, no commissions, payments or amount whatsoever will be paid to the Dealer Manager under this
Section 3.3 unless or until 1,000,000 Units have been sold by the


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Dealer Manager and the Dealers (the "MINIMUM OFFERING"). Until the Minimum
Offering is obtained, investments will be held in the escrow account and, if the Minimum Offering is not obtained, will be returned to the investors in accordance with the Prospectus and Escrow Agreement.

      3.4 The Dealer Manager represents and warrants to the Company, the Manager and each person and firm that signs the Registration Statement that the information under the caption "Plan of Distribution" in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      3.5 The Dealer Manager represents and warrants to the Company that it will not represent or imply that the Bank, under the Escrow Agreement, has investigated the desirability or advisability of investment in the Units, or has approved, endorsed or passed upon the merits of the Units or the Company, nor will it use the name of said Bank in any manner whatsoever in connection with the offer or sale of the Units other than by acknowledgment that it has agreed to serve as escrow agent.

4.    INDEMNIFICATION

      4.1 The Manager will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any application or other document executed by the Company or on its behalf specifically for the purposes of registering or qualifying any or all of the Units for sale under the securities laws of any state or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a "BLUE SKY APPLICATION"), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer or Dealer Manager, its officers and directors and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or Dealer Manager, its officers and directors, or


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such controlling persons in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company and Manager will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or Manager by or on behalf of any Dealer or Dealer Manager specifically for use with reference to such Dealer or Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Company will not be liable in any such case if it is determined that such Dealer or Dealer Manager was at fault in connection with the loss, claim, damage, liability or action.

      4.2 The Dealer Manager will indemnify and hold harmless the Company, the Manager and each person or firm which has signed the Registration Statement and each person, if any, who controls the Company and Manager within the meaning of
Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus, or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or Manager by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized oral representations concerning the Units by the Dealer Manager and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

      4.3 Each Dealer severally will indemnify and hold harmless the Company, Manager, Dealer Manager, all directors thereof (including any persons named in the Registration Statements with his consent, as about to become a director), each of their officers who has signed the Registration Statement and each person, if any, who controls the Company, the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Manager and the Dealer Manager, the Manager, any such director or officer, or controlling person may become subject, under the Securities Act or


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otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus, or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Units by such Dealer and will reimburse the Company, the Dealer Manager, the Manager, any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

      4.4 Promptly after receipt by an indemnified party under this Section 4 of notice of the commencements of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 4, notify in writing the indemnifying party of the commencement thereof and the omission to so notify the indemnifying party will relieve it from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim effected without the consent of such indemnifying party.

      4.5 The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against


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more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

      4.6 The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or the Manager or any officer or director thereof, or by or on behalf of the Company, the Dealer Manager or the Manager, (b) delivery of any Units and payment therefore, and (c) any termination of this Agreement. A successor of any Dealer or of any the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5.    SURVIVAL OF PROVISIONS

      The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company, its partners or any person controlling the Company, and (c) the acceptance of any payment for the Units.

6.    APPLICABLE LAW

      This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of Nevada.

7.    COUNTERPARTS

      This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8.    SUCCESSORS AND AMENDMENT

      8.1 This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Manager, the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.


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      8.2 This Agreement may be amended by the written agreement of the Dealer
Manager, the Company and the Manager.

9.    TERM

      Any party to this Agreement shall have the right to terminate this Agreement on 60 days' written notice.

10.   CONFIRMATION

      The Manager hereby agrees and assumes the duty to send an acknowledgement to each investor whose subscription for Units is accepted in whole or in part by the Manager.

11.   SUITABILITY OF INVESTORS

      The Dealer Manager will offer Units, and in its agreements with Dealers will require that the Dealers offer Units, only to persons who meet the financial qualifications set forth in the Prospectus and the Subscription Agreement in the form that is attached to the Prospectus as Exhibit B thereto (or to those it reasonably believes to meet suitability standards in states that deviate from those standards set forth in the Prospectus and Subscription Agreement), and will only make offers to persons in the states in which it is advised in writing that the Units are qualified for sale or that such qualification is not required. In offering Units, the Dealer Manager will, and in its agreements with Dealers the Dealer Manager will require that the Dealer comply with the provisions of Rule 2310 of the Conduct Rules set forth in the NASD Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of
Article III. of the Statement of Policy Regarding Mortgage Programs and the Statement of Policy Regarding Real Estate Programs of the North American Securities Administration Association, Inc. The Dealer Manager will maintain for a period of at least 6 years a record of the information obtained to indicate that the investor suitability standards have been met.

12.   SUBMISSION OF ORDERS

      12.1 Those persons who purchase Units will be instructed by the Dealer Manager or the Dealer to make their checks payable to the Bank, as escrow agent, during the course of the Minimum Offering, and to the Company after the Minimum Offering has been achieved. The Dealer Manager and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 12. Transmittal of received investor funds will be made in accordance with the following procedures.

      12.2 Where, pursuant to a Dealer's internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted in care of the Dealer Manager by the end of the next business day following receipt by the Dealer for deposit to the Bank, as


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escrow agent, during the course of the Minimum Offering and to the Company after the Minimum Offering has been achieved.

      12.3 Where, pursuant to a Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the "FINAL REVIEW OFFICE"). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such checks in care of the Dealer Manager for deposit to the Bank, as escrow agent, during the course of the Minimum Offering and to the Company after the Minimum Offering has been achieved.

      12.4 Where the Dealer Manager is involved in the distribution process, checks will be transmitted by the Dealer Manager for deposit to the Bank, as escrow agent, during the course of the Minimum Offering and to the Company after the Minimum Offering has been achieved, as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. Checks of rejected subscribers will be promptly returned to such subscribers.


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      If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

                                    Very truly yours

                                    RE Investments III, LLC

                                    By:   Vestin Mortgage, Inc.,
                                          Its Manager

                                          By:
                                               -------------------------------
                                          Name:
                                                ------------------------------
                                          Title:
                                                 -----------------------------

                                    Vestin Mortgage, Inc.


                                    By:
                                         -------------------------------
                                    Name:
                                          ------------------------------
                                    Title:
                                           -----------------------------

Accepted and agreed as of the date
first above written.

VESTIN CAPITAL, INC.

By:
     -------------------------------
Name:
       -----------------------------
Title:
        ----------------------------


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